Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of May 26, 2006 (this “Agreement”), is made by CMR MORTGAGE FUND II, LLC, a California limited liability company (“Pledgor”), in favor of CMR INCOME FUND, LLC, a Nevada limited liability company (“CMR Income Fund”), and WELLS FARGO FOOTHILL, INC., a California corporation (“WFF”) (CMR Income Fund and WFF are referred to collectively as “Secured Party”).

RECITALS

A.            Secured Party, California Mortgage and Realty, Inc., a Delaware corporation and WFF are parties to that certain Loan and Security Agreement, dated as of August 11, 2005 (“Original Loan Agreement”), whereby WFF agreed to make certain extensions of credit from time to time to or for the account of Secured Party.

B.            Contemporaneously herewith, WFF is making an additional term loan of Twenty Five Million Dollars ($25,000,000) to Secured Party (the “Additional Advance”) on the terms and conditions set forth in a First Amendment to Loan Agreement of even date herewith to enable the Secured Party to fund a loan (the “Loan”) to Pledgor in the original principal amount of Twenty Five Million Dollars ($25,000,000.00), which Loan is evidenced by that certain Promissory Note dated as of even date herewith executed by Pledgor and payable to the order of Secured Party (together with all extensions, amendments, renewals, substitutions, consolidations or modifications thereof, the “Note”).

B.            In connection with and as a condition to making the Additional Advance and the Loan, WFF and Secured Party have required Pledgor to execute and deliver this Agreement granting a security interest in the collateral described herein.  Pledgor expects to derive substantial benefit from Secured Party’s making of the Loan and is willing to execute and deliver this Agreement and perform its respective obligations hereunder in order to induce Secured Party to make the Loan.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Terms. In addition to all of the other capitalized terms defined herein, the following terms shall the following meanings:

“Code” means the Uniform Commercial Code, as in effect form time to time in the State of California.

“Collateral” is defined in Section 2.1.

“Distributions” means any payments of interest, principal, late fees or other amounts received in connection with the Collateral.

“Event of Default” means (i) any default by Pledgor hereunder, or (ii) any default, not cured within any applicable grace period, with respect to any of the Obligations.

“Obligations” means (1) all principal, interest, fees and expenses owing with respect to the Note, (2) all principal, interest, fees and expenses owing with respect to the Additional Advance; in each case whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due, or whether or not jointly owed with others, or whether now existing or hereafter incurred.

“Proceeds” means all proceeds (as such term is defined in Section 9102(64) of the Code) with respect to the Collateral, and all proceeds of such proceeds, and, in any event, shall include all Distributions with respect thereto.

1.2           Code Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Code are used in this Agreement, including in its preamble and recitals, with such meanings.

ARTICLE 2

PLEDGE AND SECURITY AGREEMENT

2.1           Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Obligations when due, Pledgor hereby (i) pledges, transfers, hypothecates and assigns to Secured Party, and (ii) grants to Secured Party, a continuing first priority lien on and security interest in, all of Pledgor’s right, title, and interest in and to the following, whether now or hereafter existing or acquired (the “Collateral”):

(a)           Promissory Note, dated as of May 25, 2006, in the original principal amount of Forty Eight Million Dollars ($48,000,000), executed by Eagle Meadows of Wheatland 187, LLC, Eagle Meadows of Wheatland 130, LLC and Eagle Meadows of Wheatland 115, LLC payable to the order of Pledgor (the “EMW Note”), the Deeds of Trust (as defined in the EMW Note), the Other Security Documents (as defined in the EMW Note) and any and all other documents evidencing or securing the EMW Note (collectively, the “Loan Documents”); and

(b)           all Proceeds of any of the foregoing.

2.2           Delivery of Collateral. Pledgor shall deliver to Secured Party all notes, loan agreements, deeds of trusts, assignments of deeds of trust or other writings representing or evidencing any Collateral, which writings shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to Secured Party.

2.3           Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

(a)           remain in full force and effect until each and every one of the Obligations has been fully and indefeasibly paid and performed in accordance with the terms of the applicable Loan Document(s),

(b)           be binding upon Pledgor and its, successors, transferees, and assigns, and

(c)           inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors and assigns.

Upon the full and indefeasible payment of the Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor.  Upon any such termination, Secured Party will, at Pledgor’s sole expense, deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants, as of the date hereof, that:

3.1           Ownership, No Liens, etc. Pledgor is (or, in the case of after acquired Collateral, at the time Pledgor acquires rights therein, will be) the record legal and beneficial owner of, and has (or, in the case of after acquired Collateral, at the time Pledgor acquires rights therein, will have) good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all claims, liens, options and encumbrances of any kind, except for the security interests granted pursuant hereto in favor of Secured Party.

3.2           Valid Security Interest.  This Agreement will be effective to create, as security for the Obligations, a valid security interest and grants to Secured Party a valid first priority security interest in such Collateral.

3.3           Enforceability, No Default, Approval, etc. The execution and delivery of this Agreement and the performance of Pledgor’s obligations hereunder will not conflict with or result in a breach of the terms or provisions of any existing law or existing rule, regulation or order of any court or governmental body binding on or affecting Pledgor, and this Agreement constitutes the valid and legally binding obligations of Pledgor and is fully enforceable against Pledgor in accordance with its terms.  Further, the execution, delivery and performance of this Agreement by Pledgor will not cause a violation of or a default under (y) any mortgage, lease or other agreement, oral or written, to which or Pledgor is a party or by which any of their respective assets are subject, or (z) any pending litigation, judgment, decree, arbitration award, governmental order, statute, rule or regulation to which or Pledgor is subject, nor will this Agreement cause a dissolution or other termination of or Pledgor.  No approval by, authorization of, or filing with any federal, state or other governmental commission, agency or authority or any other person or entity is necessary in connection with the execution, delivery and performance by Pledgor of this Agreement or the other Loan Documents to which Pledgor is a party or to perfect the security interests granted herein.

3.4           No Setoff, etc. There are no setoffs, counterclaims or defenses with respect to the Collateral and no agreement, oral or written, has been made with any other person or party under which any deduction or discount may be claimed with respect to such Collateral and Pledgor does not know of any fact which would prohibit or prevent Pledgor assigning or granting a security interest in the Collateral.

3.5           Accuracy of Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is true and correct.

ARTICLE 4

COVENANTS

4.1           Protect Collateral; Further Assurances, etc. Pledgor shall: (a) promptly furnish Secured Party with any information or documents which Secured Party may request concerning the Collateral; (b) promptly notify Secured Party of any material change in any fact or circumstances warranted or represented by Pledgor in this Agreement or in any other instrument furnished by Pledgor to Secured Party in connection with the Collateral or the Obligations; (c) promptly notify Secured Party of any claim, action or proceeding affecting title, or any other matter relating to the Collateral, or any part thereof, or the security interest created herein, and at Secured Party’s request, appear in and defend, at Pledgor’s expense, any such claim, action or proceeding; (d) promptly make such further assurances as may be reasonably necessary to establish proof of Pledgor’s title to the Collateral; (e) promptly furnish Secured Party with true copies of all notices of default sent or received by Pledgor with respect to any agreements relating to the Collateral; and (f) not, without Secured Party’s prior written consent, create any other security interest in, assign, pledge or otherwise encumber the Collateral or any part thereof, or permit any part of the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or encumbrance of any kind or character other than the security interests created by this Agreement.

ARTICLE 5

SECURED PARTY

5.1           Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s discretion after an Event of Default exists, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c)           to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(d)           to perform the affirmative obligations of Pledgor hereunder (including all obligations of Pledgor pursuant to Section 4.1);

(e)           to execute and deliver for and on behalf of Pledgor any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of Pledgor of any rights, benefits or options created or existing under or pursuant to the Collateral; and

(f)            to execute endorsements, assignments or other instruments of conveyance and transfer.

Pledgor hereby acknowledges, consents, and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest, which power of attorney shall remain in full force and effect until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof.

5.2           Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may perform, or cause performance of, such agreement, and the expenses of such person incurred in connection therewith shall be payable by Pledgor pursuant to Section 6.4.

ARTICLE 6

REMEDIES

6.1           Certain Remedies. If any Event of Default exists:

(a)           Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof at one or more public or private sales, at any of Secured Party’s offices or elsewhere, and upon such other terms and in such manner as Secured Party may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Secured Party may:

(i)            transfer all or any part of the Collateral into the name of Secured Party or its nominee,

(ii)           endorse any checks, drafts, or other writings in Pledgor’s name to allow collection of the Collateral,

(iii)          take control of any Proceeds of the Collateral, and

(iv)          execute (in the name, place, and stead of Pledgor) endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to all or any of the Collateral.

6.2           Compliance with Restrictions. Pledgor agrees that in any sale of any of the Collateral whenever any Event of Default exists, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of any law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.  Pledgor further agrees that disposition of the Collateral pursuant to any private sale made as provided above may be at prices and on other terms less favorable that if the Collateral were sold at public sale, and that Secured Party has no obligation to delay the sale of any

Collateral for public sale under the Securities Act of 1933, as amended.  If any consent, approval or authorization of any governmental authority shall be necessary to effectuate any sale or other disposition of the Collateral, or any part thereof, Pledgor will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will other-wise use its best efforts to secure the same

6.3           Application of Proceeds. All cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, after first deducting the costs and expenses of sale, including reasonable attorneys’ fees and costs and reasonable costs of Secured Party’s agents, to the payment of the Obligations in such order as Secured Party shall elect, in its sole discretion, it being understood that this Agreement shall remain in full force and effect and Secured Party shall retain all rights hereunder, until the date on which all of the Obligations have been indefeasibly satisfied in full, after deducting all such costs and expenses.  If, after any sale of the Collateral pursuant to this Article VI, there shall be a balance remaining after the payment of all of the items described above, such balance shall be paid to persons or entities entitled by law to receive such balance to allocate among themselves, without any liability resulting therefrom on the part of Secured Party.

6.4           Indemnity and Expenses. Pledgor hereby indemnifies and holds harmless Secured Party from and against any and all claims, losses, liabilities, costs and expenses in any way relating to, arising out of or resulting from this Agreement or any documents contemplated hereby or transactions contemplated hereby or thereby (including, without limitation, any such claims, losses, liabilities, costs and expenses resulting from enforcement of this Agreement, Secured Party being the registered or record owner of the Collateral, any trading authorizations given to Pledgor and any service fees and commissions payable with respect to the Collateral). Upon demand, Pledgor will pay to Secured Party the amount of any and all expenses including reasonable attorneys’ fees and cost (whether in a bankruptcy proceeding, related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with nonjudicial action), which Secured Party may incur in connection with:

(a)           the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(b)           the exercise or enforcement of any of the rights of Secured Party hereunder; or

(c)           the failure by Pledgor to perform or observe any of the provisions hereof.

6.5           Remedies Cumulative. All remedies of Secured Party hereunder are cumulative and are in addition to any other remedies provided for at law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or of the obligations secured hereby, nor shall any single or partial exercise by Secured Party of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege.  Except as otherwise specifically required herein, notice of the exercise of any right, remedy, power or privilege granted to Secured Party by this Agreement is not required to be given.  Secured Party may exercise any one or more of its rights, remedies, powers and privileges at its option without regard to the adequacy of its security.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1           Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing or by facsimile, signed by or on behalf of the party sending the notice, and delivered personally, by private messenger service, nationally recognized overnight courier (e.g., Federal Express, Airborne or Express Mail), or by United States mail, certified with return receipt requested. Notices shall be deemed served at the time of personal delivery, at the time of delivery by a private messenger service, or upon receipt or rejection when mailed as provided above, postage prepaid, addressed to the party to whom such notice is sent at its address set forth below:

To Pledgor:	CMR MORTGAGE FUND II, LLC c/o California
Mortgage and Realty, Inc. 62 First Street, Fourth
Floor San Francisco, California 94105 Attention:
Mr. David Choo Telephone: (415) 974-1100
Facsimile: (415) 974-1143

To Secured Party:	CMR INCOME FUND, LLC
c/o Manager: Henry Park
62 First Street, Fourth
Floor San Francisco,
California 94105
Attention: Mr. David
Choo Telephone: (415) 974-1100
Facsimile:
(415) 974-1143

7.2           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

7.3           Assignment. Secured Party may transfer or assign this Agreement and Secured Party’s rights hereunder, the Note and the other Loan Documents, in one or more transactions, without releasing Pledgor, or any portion of the Collateral and upon such assignment, negotiation or transfer, the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred.  Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party.

7.4           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and wholly performed in the State of California without regard to conflicts or choice of laws rules.

7.5           Amendments. This Agreement may not be modified, amended or supplemented and any of the terms hereof may be waived only by a written instrument executed by all of the parties hereto.

7.6           Severability. All provisions of this Agreement shall be considered as separate terms and conditions, and in the event any one shall be held illegal, invalid or unenforceable, all the other provisions hereof shall remain in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof.

7.7           No Liability. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

7.8           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

7.9           Pledgor’s Waivers.

(a)           Rights of Secured Party. Pledgor authorizes Secured Party to perform any or all of the following acts at any time in its sole discretion, all without notice to Pledgor, without affecting Pledgor’s obligations under this Agreement or any other Loan Documents and without affecting the liens and encumbrances against the Collateral in favor of Secured Party:

(i)            Secured Party may take and hold security for the Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(ii)           Secured Party may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations, and Secured Party (or its nominees or designees) may also bid at any such sale.

(iii)          Secured Party may apply any payments or recoveries from any borrower, Pledgor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as Secured

Party may elect.

(iv)          Secured Party may release any borrower or any other person or entity of its liability for the Obligations or any part thereof.

(v)           Secured Party may substitute, add or release any one or more guarantors or endorsers.

(b)           Absolute Obligations.  Pledgor expressly agrees that until all Obligations are paid and performed in full and each and every term, covenant and condition of this Agreement and each other Loan Document is fully performed, Pledgor shall not be released of its obligations, waivers and agreements set forth herein or in any other Loan Document, nor shall the validity, enforceability or priority of the liens and encumbrances against the Collateral in favor of Secured Party be affected in any manner by or because of:

(i)            Any act or event which might otherwise discharge, reduce, limit or modify Pledgor’s obligations hereunder or under the other Loan Documents or the liens and encumbrances against the Collateral in favor of Secured Party;

(ii)           Any waiver, extension, modification, forbearance, delay or other act or omission of Secured Party or any failure to proceed promptly or otherwise as against any borrower, Pledgor, or any other person or entity or any security;

(iii)          Any action, omission or circumstance which might increase the likelihood that Secured Party might enforce the rights granted under this Agreement or under the other Loan Documents or which might affect the rights or remedies of Pledgor as against any borrower; or

(iv)          Any dealings occurring at any time between any borrower and Secured Party, whether relating to the Obligations or otherwise.

Pledgor hereby expressly waives and surrenders any defense to the performance of the obligations under this Agreement and under all other Loan Documents or to the enforcement of the liens and encumbrances against the Collateral in favor of Secured Party based upon any of the foregoing acts, omissions, agreements, waivers or matters described in this subsection. It is the purpose and intent of this Agreement that the obligations of Pledgor under this Agreement and under all other Loan Documents shall be absolute and unconditional under any and all circumstances.

(c)           Pledgor’s Waivers.  Pledgor hereby waives:

(i)            Any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral upon an Event of Default as provided herein;

(ii)           All statutes of limitations as a defense to any action or proceeding brought against Pledgor or the Collateral by Secured Party, to the fullest extent permitted by law;

(iii)          Any right it may have to require Secured Party to proceed against any Borrower or any other person or entity, proceed against or exhaust any security held from, any Borrower or any person or entity, or pursue any other remedy in Secured Party’s power to pursue;

(iv)          Any defense:  (A) based on any legal disability of any other person or entity, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other person or entity to Secured Party from any cause, whether consented to by Secured Party or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other person or entity or any of their affiliates, or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(v)           Any defense based on any action taken or omitted by Secured Party in any Insolvency Proceeding involving any other person or entity, including any election to have Secured Party’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Secured Party to any other person or entity in any Insolvency Proceeding, and the taking and holding by Secured Party of any security for any such extension of credit;

(vi)          All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Agreement or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

(vii)         Any defense based on or arising out of any defense that any Borrower or any of its respective affiliates may have to the payment or performance of the Obligations.

(d)           Revival and Reinstatement.  To the extent any borrower, Pledgor or any other person makes any payment to Secured Party in connection with the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Secured Party or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Agreement shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Secured Party, the Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

(e)           Additional Obligations. Pledgor’s obligations under this Agreement are in addition to Pledgor’s obligations under any other existing or future agreements, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Secured Party. Secured Party may exercise its remedies hereunder, without first proceeding against any Borrower, any other person or entity or any collateral that Secured Party may hold, and without pursuing any other remedy. Secured Party’s rights under this Agreement shall not be exhausted by any action by Secured Party until all Obligations have been paid and performed in full.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the day and year first above written.

PLEDGOR:	CMR MORTGAGE FUND II, LLC,
a California limited liability company
	By:	California Mortgage And Realty, Inc.,
a Delaware corporation, Manager

	By:	/s/ Craig Raymond
	Name:	Craig Raymond
	Title:	Senior Vice President

SECURED PARTY:	CMR INCOME FUND, LLC, a
Nevada limited liability company

/s/ Henry Park
Name: Henry Park
Title: Manager

SECURED PARTY:	WELLS FARGO FOOTHILL, INC,
a California corporation, as Lender

	By:	/s/ F.W. McCollum
	Name:	F.W. McCollum
	Title:	Vice President